EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167132 on Form S-3 of our reports dated November 22, 2010, relating to the financial statements of SPDR® Gold Trust and the effectiveness of SPDR® Gold Trust’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of SPDR® Gold Trust for the year ended September 30, 2010.

/s/  Deloitte & Touche LLP

New York, New York
November 22, 2010